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                                                                      EXHIBIT 21


                                  SUBSIDIARIES
                                  ------------

City Truck and Trailer Parts of Alabama, Inc., an Alabama Corporation

City Truck and Trailer Parts of Alabama, L.L.C., an Alabama Limited Liability Company

City Truck and Trailer Parts of Tennessee, Inc., a Tennessee Corporation

City Friction, Inc., an Alabama Corporation

Truck & Trailer Parts, Inc., a Georgia Corporation

Truckparts, Inc., a Connecticut Corporation

Associated Brake Supply, Inc., a California Corporation

Associated Truck Center, Inc., a California Corporation

Onyx Distribution, Inc., a California Corporation

Associated Truck Parts of Nevada, Inc., a Nevada Corporation

Freeway Truck Parts of Washington, Inc., a Washington Corporation

Tisco, Inc., a California Corporation

Tisco of Redding, Inc., a California Corporation

Active Gear, L.L.C., a Washington Limited Liability Company

Superior Truck & Auto Supply, Inc., a Massachusetts Corporation